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SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Neil Berkley (“Employee”) and Lineage Biosciences, Inc. (the “Company”) and AbCellera Biologics Inc. (“AbCellera”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company a wholly-owned subsidiary of AbCellera as the Chief Business Officer;

WHEREAS, Employee executed and agreed to be bound an Employment Agreement (“Employment Agreement”) with the Company on June 8, 2021, which contained certain confidentiality and other terms and further executed and agreed to be bound by an Executive Severance Agreement with the Company and AbCellera on June 9, 2021 and later amended on December 28, 2021, which provided for certain benefits and obligations (“Executive Severance Agreement”);

WHEREAS, the Company terminated Employee’s employment with the Company effective June 29, 2022 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and AbCellera and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and AbCellera and Employee hereby agree as follows:

COVENANTS

1.	Consideration.

a.Payment. Pursuant to the terms and obligations agreed to by the Parties set forth in the Executive Severance Agreement, as the Employee is a Tier 2 Covered Executive, the Company agrees to pay Employee his current base salary of USD $450,000 for a period of twelve

(12) months from the Termination Date, less applicable withholdings. This payment will be made to Employee consistent with Company’s customary and current payroll procedures during the twelve (12) month post-employment period. All base salary payments shall cease after the twelve-month (12) period.

b.COBRA. If Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA, the Company shall pay the COBRA premium to provide Employee with such coverage until the earliest of the following: (i) July 1, 2023; (ii) the

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date Employee has secured other employment; or (iii) the end of Employee’s eligibility under COBRA for continuation coverage for health care. At its option, the Company may, at any time, convert such payments to a payroll tax payment to Employee in an amount equal to its remaining COBRA premium payment obligation to Employee under this subsection, less all applicable withholdings.

2.Equity Award. Previously, at the recommendation of AbCellera’s Chief Executive Officer, the AbCellera Compensation Committee awarded Employee seventy thousand (70,000) Restricted Share Units (RSUs) vesting in equal amounts on an annual basis starting August 1, 2021, for a period of four (4) years. Additionally, the AbCellera Compensation Committee awarded Employee one hundred five thousand (105,000) share options (“Options”) on August 1, 2021, with vesting such that twenty five percent (25%) of the Options vest on the first anniversary date of the award and the remaining Options vesting in equal installments monthly over the next three years. In addition, on December 7, 2021, the AbCellera Compensation Committee awarded Employee one hundred eight thousand two hundred seventy-two (108,272) Options vesting such that twenty five percent (25%) of the Options vest on the first anniversary date of the award and the remaining Options vesting in equal installments monthly over the next three years and sixty eight thousand seven hundred twenty nine (68,729) RSUs vesting in equal amounts on an annual basis starting December 7, 2021, for a period of four (4) years.

As of the Termination Date, no Options or RSUs awarded to Employee as set forth above have fully vested. As part of this Agreement, the AbCellera Compensation Committee has agreed to accelerate the vesting of seventeen thousand five hundred (17,500) RSUs that were awarded to the Employee. The vesting date for said accelerated RSUs shall be June 29, 2022. The Employee has been deemed an insider by AbCellera based on having access to Material Non-public Information related to AbCellera’s 2Q2022 earnings period and has been notified by the AbCellera Compliance Officer that he is prohibited from buying or selling any ABCL common shares until at least August 11, 2022. In view of this trading prohibition, and to the benefit of the Employee, AbCellera shall issue to the Employee seventeen thousand five hundred (17,500) ABCL common shares on August 11, 2022. In connection with said share issuance, Employee understands that on August 11, 2022, there will be taxable event under the U.S. Tax Code payable by the Employee and therefore Employee agrees to either 1) sell a certain number of ABCL shares to cover the tax liability with said proceeds being remitted to AbCellera for handling consistent with Employee’s tax and AbCellera’s payroll obligations; or 2) provide full payment in cash to AbCellera for said tax obligation no later than August 11, 2022.

For the avoidance of doubt, Employee understands and acknowledges that all other outstanding unvested Options and RSUs awarded to the Employee shall not be subject to accelerated vesting and all vesting shall stop as of the Termination Date and Employee shall have no rights to said unvested and terminated Options or RSUs.

EMPLOYEE UNDERSTANDS THAT NEITHER THIS AGREEMENT NOR THE COURSE OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR ABCELLERA, OR ANY OTHER SERVICE TO THE COMPANY OR ABCELLERA, GIVE OR GAVE EMPLOYEE ANY RIGHT, CONTINUING OR OTHERWISE, TO THE REVENUES AND/OR PROFITS OF THE COMPANY OR ABCELLERA AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW) OR ANY  OTHER  INTEREST,  ECONOMIC  OR  OTHERWISE,  IN  THE  COMPANY  OR

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ABCELLERA AND/OR ANY OTHER RELEASEE (AS DEFINED BELOW).

3.Other Payment. The AbCellera Compensation Committee has approved a one-time payment in the amount of $173,710 USD to be paid directly to you. This amount reflects the acceleration of vesting on one-quarter of the RSUs awarded to you in December 2021 (equal to 17,182) paid in cash using the June 29, 0222 end of day trading price of $10.11 USD. This payment is taxable and will paid to you within sixty (60) days of acceptance of this entire Agreement.

4.Taxes. The Company agrees to support you with any required Year 2021 and Year 2022 tax filings with the Canadian Revenue Agency (CRA). This support shall include coordination with Company tax advisors and the preparation and filing of any required forms. The Company will provide you a draft copy of any required filings in advance for review. If applicable, the Company will pay for any outstanding taxes owed by you in Canada and reimburse you for any taxes you paid to the CRA. In the case where there is a refund to you, as a result of a payment that the Company has made on your behalf, we will request that you provide the refund back to the Company. The Company will not reimburse you for any fees or costs associated with services you seek for review of Canadian tax matters or any fees of costs associated with any US tax filings for the years 2021 and 2022 and beyond. With respect to any taxes deducted from your payroll in Year 2022 related to corporate travel benefits during your employment (e.g., airfare, accommodations), the Company agrees to fully reimburse you for said deducted taxes within thirty (30) days of the payroll deduction.

5.Benefits. Employee’s health insurance benefits shall cease on the last day of June 2022, subject to Employee’s right to continue his health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in Options and RSUs, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

6.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all wages, bonuses, accrued vacation/paid time off, reimbursable expenses, and any and all other benefits and compensation due to Employee as set forth in the Employment Agreement and Executive Severance Agreement.

7.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and AbCellera and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his/her own behalf and on behalf of his/her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

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a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; and any other similar statutes, regulations or laws;

e.	any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.	any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement and does not release claims that cannot be released as a matter of law.  Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

8.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee

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agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

9.California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

10.No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or AbCellera or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his/her own behalf or on behalf of any other person or entity against the Company or AbCellera or any of the other Releasees.

11.Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns and

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must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

Employee acknowledges and agrees that the confidentiality of the Separation Information is of the essence. Employee hereby agrees to be responsible in liquidated damages, as set forth below, if he breaches any of the foregoing terms or in any way divulges any part of the Separation Information to any unauthorized third party, except to the extent that such breach constitutes a legal action by Employee that directly pertains to the ADEA. Any such individual breach or disclosure shall not excuse Employee from his obligations hereunder, nor permit him to make additional disclosures. Employee warrants that he has not disclosed, orally or in writing, directly or indirectly, any of the Separation Information to any unauthorized party.

12.Trade Secrets and Confidential Information/Company Property/Company Clients. Employee reaffirms and agrees to observe and abide by the terms of the restrictive covenants as set forth in the Employment Agreement and Severance Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s and AbCellera’s trade secrets and confidential and proprietary information, and non-solicitation of Company and AbCellera clients and employees and ; provided that Employee hereby acknowledges receipt of the following notice required pursuant to 18 U.S.C § 1833(b)(1): “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made

(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Employee acknowledges that during the course of Employee’s employment with the Company Employee had access to a number of highly confidential materials and Employee specifically represents that Employee shall refrain from using any such confidential information in the future. Employee affirms that Employee has returned all documents and other items provided to Employee by the Company or AbCellera, developed or obtained by Employee in connection with Employee’s employment with the Company or AbCellera, or otherwise belonging to the Company or AbCellera. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company or AbCellera, developed or obtained by Employee in connection with his employment with the Company or AbCellera, or otherwise belonging to the Company or AbCellera.

13.No Cooperation. Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company and AbCellera’s Chief Legal Officer upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

14.Nondisparagement. Except as otherwise expressly provided herein, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees

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to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to AbCellera’s human resources department.

15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company and/or AbCellera immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company or AbCellera hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or AbCellera of any fault or liability whatsoever to Employee or to any third party.

17.Nonsolicitation. Employee agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Employee shall not directly or indirectly (through any person or entity) solicit any of the Company’s or AbCellera’s current employees to leave their employment at the Company or AbCellera.

18.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.Authority. The Company and AbCellera represents and warrants that the undersigned has the authority to act on behalf of the Company and AbCellera and to bind the Company and AbCellera and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.No Representations. Employee represents that he has had an opportunity to consult with an attorney and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company or AbCellera that are not specifically set forth in this Agreement.

21.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

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22.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and AbCellera and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company and AbCellera, with the exception of the Employment Agreement and Severance Agreement, except as modified herein.

24.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the authorized signatory below or his designee.

25.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

26.Protected Disclosures and Other Protected Actions. Notwithstanding any other provision of this Agreement, nothing in this Agreement prevents Employee from: (i) filing a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”); (ii) communicating with any Government Agency or otherwise participating in any investigation or proceeding that may be conducted by any Government Agency, including Employee’s ability to provide documents or other information, without notice to the Company; (iii) providing truthful testimony in litigation; or (iv) discussing or disclosing information about unlawful acts in the workplace, including harassment, discrimination or other conduct Employee has reasonable cause to believe is unlawful. If Employee files any charge or complaint with any Government Agency and if the Government Agency pursues any claim on Employee’s behalf, or if any other third party pursues any claim on Employee’s behalf, Employee waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action).

27.Effective Date. Employee understands that this Agreement shall be null and void if not executed by him within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

28.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.Acknowledgements; Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence

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on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and AbCellera and any of the other Releasees. Employee acknowledges that:

(a)	Employee has read this Agreement;

(b)Employee has the right to consult an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has voluntarily elected not to retain legal counsel;

(c)Employee has been provided with a reasonable time period of not less than five (5) business days to consult with an attorney and consider this Agreement, and if Employee signs and returns a copy of this Agreement in less than five (5) business days, Employee acknowledges that Employee has knowingly, voluntarily and without any inducement by the Company or AbCellera, chosen to waive such time period allotted for considering this Agreement;

(d)Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(e)	Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Neil Berkley, an individual

Dated:

7/9/2022

, 2022

Neil Berkley

LINEAGE BIOSCIENCES, INC. and ABCELLERA BIOLOGICS INC.

Dated:

7/8/2022

, 2022By

Carl Hansen, President & CEO

Use the following signature block if Employee has consulted with/is represented by counsel

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Approved as to Form:

Dated: By:

Counsel for Neil Berkley